UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2006 (February 8, 2006)
MARSH SUPERMARKETS, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-01532	35-0918179
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)
9800 Crosspoint Boulevard, Indianapolis, Indiana 46256-3350
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (317) 594-2100
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
SIGNATURES

Item 1.02 Termination of a Material Definitive Agreement.
     On February 8, 2006, Marsh Supermarkets, Inc. (the “Company”) terminated the Employment Agreement by and between the Company and David A. Marsh (“Mr. Marsh”), dated as of August 9, 2002 (the “Employment Agreement”), by providing a written notice of termination (the “Notice of Termination”) to Mr. Marsh. Pursuant to the Notice of Termination and the Employment Agreement, Mr. Marsh’s employment with the Company will terminate at the close of business on February 27, 2006. Mr. Marsh previously served as the Company’s President and Chief Operating Officer, but, as reported in the Company’s Form 8-K filed on February 8, 2006, Mr. Marsh was removed from those offices on February 7, 2006.
     The Notice of Termination provides that the Board of Director’s intention is to terminate the Employment Agreement pursuant to Section 7.4 thereof, specifically without Cause (as defined in the Employment Agreement). Section 7.4 of the Employment Agreement provides that following termination of employment, the Company will pay to Mr. Marsh a salary continuation benefit for three years after the termination date. The annual amount of the salary continuation benefit will be equal to the sum of (a) Mr. Marsh’s highest annualized base salary in effect at any time within three years prior to the date of termination; and (b) the largest of the annual bonuses paid to Mr. Marsh for the six years preceding the termination date.
     In addition, pursuant to the Employment Agreement, the Company will also provide life, medical and dental insurance coverage for Mr. Marsh, his spouse and dependents, at an estimated cost of approximately $10,400 per year, for the three year period at the same coverage levels that are in effect as of the termination date. The Employment Agreement also provides that the Company will continue to pay all premiums due on the split-dollar life insurance policies in effect on Mr. Marsh’s life, at an estimated cost of approximately $50,000 per year, for three years from the termination date, after which time the Company will distribute such policies to Mr. Marsh without requiring him to repay any premiums paid by the Company. The Company will also pay to Mr. Marsh for each of the three years a grossed-up bonus to reimburse Mr. Marsh for any taxes payable by him with respect to the premiums and bonus.
     The foregoing summary of the terms of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement. A copy of the Employment Agreement was filed as an exhibit to the Company’s Form 10-K for the year ended March 29, 2003, and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 14, 2006

MARSH SUPERMARKETS, INC.
By:	/S/ DOUGLAS W. DOUGHERTY
	Name:	Douglas W. Dougherty
	Title:	Executive Vice President -- Finance and Administration